UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2016

CRYO-CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events On August 26, 2016, Cryo-Cell International, Inc. (the “Company”) consummated the settlement pursuant to a Settlement Agreement and Release of All Claims that was previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2016.

On August 26, 2016, the Company entered into a First Amendment to Credit Agreement (“Agreement”) with Texas Capital Bank, National Association (“TCB”). Pursuant to terms of the Agreement, TCB made an advance to the Company in the original principal amount of a term loan of $8,000,000 in senior credit facilities that was previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2016. On August 26, 2016 TCB made an additional advance in principal amount of $2,133,433 per an Amended and Restated Promissory Note dated August 26, 2016 between the Company and TCB, at a rate of 3.75% per annum plus LIBOR, payable monthly with a maturity date of May 2021. The proceeds of the term loan were used by the Company to fund a portion of the settlement described above.

Item 9.01. Financial Statements and Exhibits.

Financial Statements of Businesses Acquired.	Not Applicable.

Pro Forma Financial Information	Not Applicable.

Shell Company Transactions	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: August 30, 2016	By:	/s/ David Portnoy
David Portnoy
Chairman, Co-Chief Executive Officer